"Legg Mason Partners Income Trust:"

Legg Mason Partners High Income Fund
Legg Mason Partners Municipal High Income Fund



Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
"dated March 24, 2008 filed on March 24, 2008."
(Accession No. 000119312508063200)